UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 808108

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On December 6, 2017, Playa Hotels & Resorts N.V. (the “Company”) and our subsidiary, Playa Resorts Holding B.V. (the “Borrower”), entered into the First Amendment to Amended & Restated Credit Agreement (the “Amendment”), dated as of December 6, 2017, with Deutsche Bank AG New York Branch, as Administrative Agent and lender (the “Administrative Agent”), and the other lenders party thereto from time to time, which Amendment amends the Amended & Restated Credit Agreement, dated as of April 27, 2017, among the Company, the Borrower, the Administrative Agent and the financial institutions party thereto as lenders and agents (the “Existing Credit Agreement”). The Amendment amends the Existing Credit Agreement to, among other things, (i) effect an incremental term loan facility of $380 million (the “Incremental Term Loan” and, together with the existing terms loans that were in effect prior to the amendment, the “Term Loans”) that was incurred pursuant to the Borrower’s exercise of its option to request incremental loans under the Existing Credit Agreement and (ii) increase the interest rate applicable to the Term Loans by 0.25% to, at the Borrower’s option, either a base rate plus a margin of 2.25% or LIBOR plus a margin of 3.25%. The Incremental Term Loan was fully funded on December 6, 2017 and has a maturity date of April 27, 2024. The other terms applicable to the Incremental Term Loan are the same as those applicable to the existing term loans that were in effect prior to the Amendment. The proceeds of the Incremental Term Loan were used, in part, to redeem the Borrower’s outstanding $360,000,000 aggregate principal amount of 8.000% Senior Notes due 2020 (our “Senior Notes due 2020”).

Except as amended by the Amendment, the terms of the Existing Credit Agreement remain in full force and effect.

Deutsche Bank Securities Inc., an affiliate of the Administrative Agent, was an initial purchaser in the offerings of our Senior Notes due 2020. Deutsche Bank Securities Inc. also served as dealer-manager for our exchange offer to exchange our ordinary shares for certain outstanding warrants, which commenced on May 22, 2017.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	First Amendment to Amended & Restated Credit Agreement, dated as of December 6, 2017, among Playa Hotels & Resorts N.V., Playa Resorts Holding B.V., as Borrower, the Guarantors party thereto, Deutsche Bank AG New York Branch, as Administrative Agent and lender and the other lenders party thereto from time to time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: December 8, 2017	By:	/s/ Bruce D. Wardinski
Bruce D. Wardinski
Chief Executive Officer